As filed with the Securities and Exchange Commission on May 14, 2012

Registration No. 333-177730

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Synergy Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-0505269
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

420 Lexington Avenue, Suite 1609

New York, New York 10170

(212) 297-0020

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gary S. Jacob
Chief Executive Officer
Synergy Pharmaceuticals Inc.
420 Lexington Avenue, Suite 1609
New York, New York 10170
(212) 297-0020

(Name, address including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (do not check if smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee(1)
Common Stock, $0.0001 par value per share	N/A	N/A	N/A	N/A
Common Stock, $0.0001 par value per share issuable upon exercise of warrants	N/A	N/A	N/A	N/A

(1)          The Registrant is not registering additional securities.  Registration fees were originally paid by the Registrant’s predecessor-in-interest upon filing of the original registration statement on Form S-3 (File No. 333-177730).  Consequently, no additional registration fees are required with respect to the filing of this Post-Effective Amendment No. 1.

EXPLANATORY NOTE

On February 16, 2012, Synergy Pharmaceuticals, Inc. changed its state of incorporation from Florida to Delaware. This reincorporation was effectuated by merging the company with and into a wholly-owned Delaware subsidiary. Synergy Pharmaceuticals Inc., a Delaware corporation (“Synergy-DE,” the “Company” or the “Registrant”), is deemed to be the successor issuer of Synergy Pharmaceuticals, Inc., a Florida corporation (“Synergy-Florida”), under Rule 12g-3 of the Securities Exchange Act of 1934, as amended (“Exchange Act”).

Synergy-DE as the successor issuer of Synergy-Florida, is filing this Post-Effective Amendment No. 1 to registration statement on Form S-3, File No. 333-177730 (the “Registration Statement”) pursuant to Rule 414 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), solely to update the Registration Statement as a result of the Registrant’s reincorporation in the State of Delaware from the State of Florida (the “Reincorporation”).

In accordance with paragraph (d) of Rule 414 of the Securities Act, except as modified by this Post-Effective Amendment No. 1, the Registrant, as successor issuer to Synergy-Florida pursuant to Rule 12g-3 promulgated under the Exchange Act, hereby expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Exchange Act, as updated by subsequent filings under the Exchange Act, including, but not limited to, Synergy-DE’s most recent annual report on Form 10-K and Synergy-DE’s description of the common stock as set forth on Amendment No. 2 to Form 8-A/A filed with the Securities and Exchange Commission (“SEC”) on May 2, 2012. The applicable registration fees were paid at the time of the original filing of the Registration Statement.

1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

Not applicable.

Item 15.  Indemnification of Officers and Directors.

The Registrant’s Certificate of Incorporation provides that, to the fullest extent permitted by law, a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. The Registrant’s Certificate of Incorporation eliminates the personal liability of directors to the fullest extent permitted by the Delaware General Corporation Law and, together with the Registrant’s Bylaws, provides that the Registrant shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Registrant or, while a director or officer of the Registrant, is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person. The Registrant has also obtained liability insurance for its officers and directors and has assumed indemnification agreements that its predecessor Synergy-Florida had entered into with its directors and officers.

Item 16.  Exhibits.

Exhibit Number	Description of Document

5.1	Opinion of Sichenzia Ross Friedman Ference LLP.

23.1	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1).

23.2	Consent of BDO USA, LLP

Item 17.  Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1)                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by these subparagraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)  If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)            That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 14th day of May 2012.

SYNERGY PHARMACEUTICALS INC.

By:	/s/ Gary S. Jacob
Gary S. Jacob
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates indicated have signed this Registration Statement below.

Signature	Title	Date

/s/ Gary S. Jacob	Chief Executive Officer and Director	May 14, 2012
Gary S. Jacob	(Principal Executive Officer)

*	Chairman of the Board	May 14, 2012
Gabriele M. Cerrone

*	Director	May 14, 2012
Thomas H. Adams

*	Director	May 14, 2012
John P. Brancaccio

*	Director	May 14, 2012
Melvin K. Spigelman

*	Senior Vice President, Finance	May 14, 2012
Bernard F. Denoyer	(Principal Accounting Officer and Principal Financial Officer)

*	Director	May 14, 2012
Christopher McGuigan

Director
Alan F. Joslyn		, 2012

*By:	/s/ Gary S. Jacob
Gary S. Jacob
As Attorney-in-Fact